SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2012

Goldspan Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6260 South Rainbow Blvd., Suite 110, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 340-4600

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 – Other Events

Item 8.01 Other Events

On April 5, 2012, we entered into a non-binding letter of intent with Alix Resources Corp. (“Alix”) for the potential purchase of an option to acquire a 60% ownership interest in certain mineral properties known as the “Golden Zone Property” located in the State of Alaska (the “Property”). The Property is located along the south flank of the Alaska Range 15 miles west of the Parks Highway, approximately halfway between the cities of Anchorage and Fairbanks. Alix has the existing option on the Property (the “Underlying Option”) which was entered into in September of 2010 with Hidefield Gold Inc. and Mines Trust Company (collectively the "Owners") whereby Alix can earn up to a 70% interest in the Property.

The letter of intent contemplates the sale of an option to us which, when exercised in conjunction with the Underlying Option held by Alix, will result in our ownership of 60% of the Property, with Alix retaining 10% ownership. In order to maintain our rights under the contemplated option agreement and ultimately exercise the option, the letter of intent contemplates that we will make the following payments:

a)	pay Alix Resources an amount of CDN $1,000,000 as follows:

i)	an initial amount of CDN $200,000 upon execution of the Definitive Agreement;
ii)	an additional amount of CDN $300,000 on or before that date which is 12 months from the date of the Definitive Agreement; and
iii)	the remaining amount of CDN $500,000 on or before that date which is 24 months from the date of the Definitive Agreement;

b)	fund CDN $3,500,000 in exploration expenditures as follows:

i)	an initial amount of CDN $1,500,000 on or before that date which is 12 months from the date of the Definitive Agreement; and
ii)	the remaining CDN $2,000,000 on or before that date which is 24 months from the date of the Definitive Agreement; and

c)	assume all payment obligations of the Alix Group under the Underlying Agreement, including but not limited to:

i)	all outstanding and ongoing cash payments required under Section 2.3 of the Underlying Agreement;
ii)	all outstanding and ongoing share issuance obligations under Section 2.3 of the Underlying Agreement, such that Goldspan shall issue securities in its capital in lieu and in replacement of Alix Resources issuing securities in its respective capital;
iii)	all cash payment and share issuance obligations under Section 2.8 of the Underlying Agreement, such that Goldspan shall issue securities in its capital in lieu and in replacement of Alix Resources issuing securities in its respective capital; and
iv)	all lease payments, taxes or other amounts payable to the State of Alaska or other governmental authorities with respect to the Property.

Alix is required to notify the Owners of the Property of the letter of intent. Upon exercise of our option, the Owners will have the option to form a joint venture with us and Alix or sell their remaining 30% interest in the Property in exchange for an overriding perpetual royalty equal to 2.5% of the net smelter returns.

The letter of intent is non-binding and conditional upon the parties’ entry into a definitive agreement, the completion of our due diligence on the Property, and the approval of the Owners and any necessary regulatory approvals.

The foregoing is a summary of the material terms of the letter of intent, which should be reviewed in its entirety for further detail.

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Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Letter of Intent – Alix Resources Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldspan Resources, Inc.

/s/ Robert W. George

Robert W. George
President

Date: April 25, 2012

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